Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 721 to the Registration Statement (Form N-1A No 333-132380) of WisdomTree Trust, and to the incorporation by reference of our report, dated August 22, 2019, on WisdomTree Europe Multifactor Fund (formerly, WisdomTree Dynamic Currency Hedged Europe Equity Fund), WisdomTree Dynamic Currency Hedged International Equity Fund, WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund, WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund, WisdomTree Japan Multifactor Fund (formerly, WisdomTree Dynamic Currency Hedged Japan Equity Fund), WisdomTree Emerging Markets Dividend Fund, WisdomTree ICBCCS S&P China 500 Fund, WisdomTree U.S. Corporate Bond Fund (formerly, WisdomTree Fundamental U.S. Corporate Bond Fund), WisdomTree U.S. High Yield Corporate Bond Fund (formerly, WisdomTree Fundamental U.S. High Yield Corporate Bond Fund), WisdomTree U.S. Short-Term Corporate Bond Fund (formerly, WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund), WisdomTree U.S. Short-Term High Yield Corporate Bond Fund (formerly, WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund), WisdomTree Dynamic Bearish U.S. Equity Fund, WisdomTree Dynamic Long/Short U.S. Equity Fund, WisdomTree Balanced Income Fund and WisdomTree 90/60 U.S. Balanced Fund, included in the Annual Reports for the fiscal periods ended June 30, 2019.

/s/ Ernst & Young LLP

New York, NY
October 28, 2019